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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


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                        WARWICK VALLEY TELEPHONE COMPANY
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                (Name of Registrant as Specified In Its Charter)

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                   (Name of Person(s) Filing Proxy Statement)

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                 ISS RECOMMENDS WARWICK VALLEY SHAREHOLDERS VOTE
                           FOR WARWICK VALLEY NOMINEES
                           ---

                          FINDS PERFORMANCE EXCEPTIONAL

WARWICK, NY - April 22, 2003 - The Warwick Valley Telephone Company (NASDAQ:
WWVY), today announced that Institutional Shareholder Services (ISS) recommended that Warwick Valley shareholders vote FOR management's slate of director nominees at the Company's Annual Meeting, scheduled to be held on April 25, 2003, rather than the dissident nominee proposed by one shareholder.

ISS also recommended that shareholders reject both the dissident's plan to spin-off Warwick Valley's interest in a cellular partnership and the dissident's proposal to register the company as an Investment Company with the Securities and Exchange Commission.

ISS is widely recognized as the nation's leading independent proxy advisory firm. Their recommendations are relied upon by institutional investors, mutual funds, and other fiduciaries.

In reaching its decision to recommend that Warwick Valley shareholders vote FOR the nominees on Warwick Valley's slate, ISS noted that, "the stock performance of the company has been exceptional over the last five years. While most markets have suffered a severe decline, the company's shareholders have prospered." ISS concluded that "Given the company's performance... it is difficult to question the Board's decision" that "its business plan maximizes shareholder value".

M. Lynn Pike, president of Warwick Valley, said, "the ISS report impartially answered all significant questions raised by the dissident shareholder."

ISS also supported the other actions proposed by Warwick Valley at its Annual Meeting, except for the increase in preferred stock, which did not conform to ISS' capitalization model.

Warwick Valley Telephone, established in 1902, is a residential and business telecommunications provider in the tri-state region. Warwick Valley offers integrated communications solutions, including local and long distance services, dial-up and high-speed DSL Internet, yellow pages, business systems, broadband data, cellular, and paging. Warwick Valley is committed to their tradition of offering superior technology and quality customer service.